Exhibit 99.1

Investor Contact: Robert LaFleur 407-613-3327 RLafleur@hgvc.com	Media Contact: Erin Pagán 407-613-3771 EPagan@hgvc.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports First-Quarter 2017 Results

ORLANDO, Fla. (May 3, 2017) — Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or the “Company”) today reported its first-quarter 2017 results. Highlights include:

•	EPS was $0.51 for the first quarter, a 6.3 percent increase from the same period in 2016.

•	Net income for the first quarter was $50 million, a 4.2 percent increase from the same period in 2016.

•	Adjusted EBITDA for the first quarter declined 2.1 percent from the same period in 2016 to $94 million.

•	Contract sales for the first quarter increased 9.5 percent from the same period in 2016.

•	Net Owner Growth for the 12 months ending March 31, 2017 was 7.2 percent.

•	During the first quarter the Company completed a securitization transaction for gross proceeds of $350 million.

•	During the first quarter the Company completed its separation from Hilton and began trading on the New York Stock Exchange under the ticker “HGV.”

Overview

For the three months ended March 31, 2017, EPS was $0.51 compared to $0.48 for the three months ended March 31, 2016. Net income was $50 million for the three months ended March 31, 2017, compared to $48 million for the three months ended March 31, 2016, and Adjusted EBITDA was $94 million for the three months ended March 31, 2017, compared to $96 million for the three months ended March 31, 2016.

(Please note that during the three months ended March 31, 2017, HGV revised its Adjusted EBITDA calculation to exclude the adjustment of interest expense related to non-recourse debt in order to conform to timeshare industry convention - see Definitions section for more details.)

President and Chief Executive Officer of Hilton Grand Vacations Mark Wang said, “Our first quarter results were driven by strong net owner growth, increased contract sales and our ability to efficiently maximize capital. As we continue to expand our member base and enhance member experience, while furthering additional strategic initiatives, we will continue exploring new capital deployment strategies with the goal of generating growth and maximizing shareholder value.”

Segment Highlights — First Quarter

Real Estate Sales and Financing

Real estate sales and financing segment revenue was $283 million in the first quarter of 2017, an increase of 6.4 percent compared to the same period in 2016. Real estate and financing segment Adjusted EBITDA was $83 million in the first quarter of 2017, compared to $81 million in the same period in 2016. Real estate and financing segment Adjusted EBITDA margin as a percentage of real estate and financing segment revenues was 29.3 percent in the first quarter of 2017 compared to 30.5 percent for the same period in 2016.

Contract sales were $287 million in the first quarter of 2017, an increase of 9.5 percent compared to the same period in 2016. Fee-for-service contract sales represented 60.3 percent of total contract sales in the first quarter of 2017, compared to 61.1 percent in the same period in 2016. Tours increased 2.0 percent to 72,405 in the first quarter compared to the same period in 2016. VPG for the first quarter of 2017 was $3,737, an increase of 8.1 percent compared to the same period in 2016.

Financing revenues were $35 million in the first quarter of 2017, an increase of 9.4 percent compared to the same period in 2016.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination was 743 for the three months ended March 31, 2017, compared to 741 for the three months ended March 31, 2016. In the first quarter of 2017, 65 percent of HGV’s sales were to customers who financed part of their purchase.

As of March 31, 2017, gross timeshare financing receivables were $1.1 billion with a weighted average interest rate of 12 percent and a weighted average remaining term of 7.6 years. As of March 31, 2017, 2.2 percent of HGV’s financing receivables were over 30 days past due and not in default.

Resort Operations and Club Management

Resort operations and club management segment revenue was $88 million in the first quarter of 2017, an increase of 8.6 percent compared to the same period in 2016. Resort operations and club management segment Adjusted EBITDA was $51 million in the first quarter of 2017, compared to $46 million in the same period in 2016. Resort operations and club management segment Adjusted EBITDA margin as a percentage of resort operations and club management segment revenues was 58.0 percent in the first quarter of 2017, compared to 56.8 percent for the same period in 2016.

Inventory

At March 31, 2017, the estimated contract sales value of HGV’s pipeline of available inventory was approximately $6.3 billion at current pricing, or approximately 5.3 years of sales at the current trailing 12-month sales pace. At March 31, 2017, the estimated contract sales value of HGV’s pipeline of available owned inventory was approximately $3.2 billion or approximately 2.7 years of sales. At March 31, 2017, the estimated contract sales value of HGV’s pipeline of available fee-for-service inventory was approximately $3.1 billion or approximately 2.6 years of sales.

Of the current pipeline of available inventory, 39 percent is considered just-in-time and 50 percent is considered fee-for-service. As such, the Company considers 89 percent of the pipeline of available inventory as of March 31, 2017, to be from capital-efficient sources.

(Please note that during the three months ended March 31, 2017, HGV revised its inventory classification system and now reports its pipeline on a future contract sales basis. Previously, inventory was reported on a number of intervals basis. As such, current pipeline pace of sales information may not be directly comparable to previously reported information.)

Balance Sheet and Liquidity

As of March 31, 2017, Hilton Grand Vacations had $488 million of corporate debt with a weighted average interest rate of 5.0 percent and $695 million of non-recourse debt outstanding with a weighted average interest rate of 2.4 percent.

During the quarter, the Company completed a securitization transaction of approximately $357 million of gross timeshare receivables and issued approximately $291 million of 2.66 percent notes and $59 million of 2.96 percent. Proceeds of the offering were used to reduce outstanding balances on our non-recourse timeshare facility.

Total cash was $274 million as of March 31, 2017, including $78 million of restricted cash.

Free cash flow, which the Company defines as cash from operating activities, less non-inventory capital spending, was $125 million for the three months ending March 31, 2017, compared to $28 million for the three months ending March 31, 2016.

Outlook

Full-Year 2017

•	Net income is projected to be between $170 million and $186 million.

•	EPS is projected to be between $1.72 and $1.88.

•	Adjusted EBITDA is projected to be between $372 million and $397 million.

•	Full-year contract sales are expected to increase between 5.0 percent and 7.0 percent.

•	Fee-for-service contract sales are expected to be between 52 percent and 57 percent of full-year contract sales.

•	Free cash flow is projected to be between $140 million and $160 million.

(Please note that during the three months ended March 31, 2017, HGV revised its Adjusted EBITDA calculation to exclude the adjustment of interest expense related to non-recourse debt in order to conform to timeshare industry convention. Guidance ranges have been updated accordingly.)

Spin-Off Transactions and Other Events

On January 3, 2017, Hilton Worldwide Holdings, Inc. (“Hilton”) executed a tax-free spin-off of Hilton Grand Vacations. The spin-off was completed by way of a pro-rata distribution of HGV common stock to Hilton stockholders of record as of 5 p.m. EST on December 15, 2016, the spin-off record date. Each Hilton stockholder received one share of HGV common stock for every 10 shares of Hilton common stock held by such stockholder on the record date. On January 3, 2017, Hilton Grand Vacations became a separate, publicly traded company, and Hilton did not retain any ownership interest in HGV. On June 2,

2016 HGV filed a Registration Statement on Form 10 describing the transaction with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on December 2, 2016 (as amended through the time of such effectiveness, the “Registration Statement on Form 10”). In connection with the completion of the spin-off, HGV entered into agreements with Hilton and other third parties, including a license agreement to use the HGV brand that did not exist historically.

On March 15, 2017, Blackstone completed the previously announced sale of 24.8 million shares of HGV common stock to HNA Tourism Group, Ltd., representing approximately 25 percent of the outstanding shares of HGV’s common stock.

Conference Call

Hilton Grand Vacations will host a conference call on May 4, 2017, at 11 a.m. EDT to discuss first-quarter 2017 results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-866-490-1886 in the U.S. or 1-719-785-1747 internationally. Please use conference ID 5550864. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 or 1-719-457-0820 and use conference ID 5550864.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the timeshare industry, market trends and developments, macroeconomic factors beyond our control, competition for timeshare sales, risks related to doing business with third-party developers, performance of our information technology systems, risks of doing business outside of the U.S. and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the sections entitled “ Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC, as such disclosures may be updated from time to time in our periodic filings with the SEC, including in our Quarterly Report on Form 10-Q for the period ended March 31, 2017, which is expected to be filed on or about the date of the press release. These documents are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins and Free Cash Flow. Please see the schedules in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Fla., Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 270,000 Club Members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Cash and cash equivalents	$196	$48
Restricted cash	78	103
Accounts receivable, net	115	123
Timeshare financing receivables, net	1,017	1,025
Inventory	507	513
Property and equipment, net	254	256
Intangible assets, net	69	70
Other assets	71	42

TOTAL ASSETS	$2,307	$2,180

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$264	$231
Advanced deposits	107	103
Debt	488	490
Non-recourse debt	695	694
Deferred revenues	142	106
Deferred income tax liabilities	385	389

Total liabilities	2,081	2,013
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 99,038,837 issued and outstanding as of March 31, 2017 and 98,802,597 issued and outstanding as of December 31, 2016	1	1
Additional paid-in capital	147	138
Accumulated retained earnings	78	28

Total equity	226	167

TOTAL LIABILITIES AND EQUITY	$2,307	$2,180

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues
Sales of VOIs, net	$118	$115
Sales, marketing, brand and other fees	130	118
Financing	35	32
Resort and club management	36	31
Rental and ancillary services	46	45
Cost reimbursements	34	29

Total revenues	399	370

Expenses
Cost of VOI sales	33	38
Sales and marketing	152	135
Financing	10	8
Resort and club management	10	8
Rental and ancillary services	27	26
General and administrative	23	16
Depreciation and amortization	7	5
License fee expense	20	19
Cost reimbursements	34	29

Total operating expenses	316	284
Allocated Parent interest expense	—	(6)
Interest expense	(7)	—

Income before income taxes	76	80
Income tax expense	(26)	(32)

Net income	$50	$48

Earnings per share:(1)
Basic and diluted	$0.51	$0.48

(1)	For the three months ended March 31, 2016, basic and diluted earnings per share was calculated based on shares distributed to Hilton Grand Vacations’ stockholders on January 3, 2017.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net income	$50	$48
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7	5
Amortization of deferred financing costs and other	1	1
Provision for loan losses	11	10
Share-based compensation	3	—
Deferred income taxes	6	5
Net changes in assets and liabilities:
Accounts receivables, net	8	(8)
Timeshare financing receivables, net	(4)	(9)
Inventory	6	(4)
Other assets	(29)	(22)
Accounts payable, accrued expenses and other	36	(19)
Advanced deposits	4	2
Deferred revenues	36	22
Other	—	5

Net cash provided by operating activities	135	36

Investing Activities
Capital expenditures for property and equipment	(8)	(9)
Software capitalization costs	(2)	(1)

Net cash used in investing activities	(10)	(10)

Financing Activities
Issuance of non-recourse debt	350	—
Repayment of non-recourse debt	(344)	(29)
Repayment of debt	(3)	—
Debt issuance costs	(5)	—
Net transfers from Parent	—	8

Net cash used in financing activities	(2)	(21)

Net increase in cash, cash equivalents and restricted cash	123	5
Cash, cash equivalents and restricted cash, beginning of period	151	79

Cash, cash equivalents and restricted cash, end of period	$274	$84

Supplemental Disclosures
Non-cash financing activity
Transfer of inventory from Parent	$—	$15

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended March 31,
	2017	2016

Cash Flow from operations(1)	$135	$38
Capital expenditures for property and equipment	(8)	(9)
Software capitalization costs	(2)	(1)

Free Cash Flow	$125	$28

(1)	For the three months ended March 31, 2016, amount includes share-based compensation expense which, prior to the spin-off, was included as a component of financing activities on the condensed consolidated statements of cash flows.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended March 31,
	2017	2016
Revenues:
Real estate sales and financing	$283	$266
Resort operations and club management	88	81

Segment revenues	371	347

Cost reimbursements	34	29
Intersegment eliminations	(6)	(6)

Total revenues	$399	$370

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA TO NET INCOME

($ in millions)

	Three Months Ended March 31,
	2017	2016
Net Income	$50	$48
Interest expense	7	—
Allocated Parent interest expense	—	6
Income tax expense	26	32
Depreciation and amortization	7	5

EBITDA(1)	90	91
Share-based compensation expense	3	2
Other adjustment items(2)	1	3

Adjusted EBITDA(1)	$94	$96

Adjusted EBITDA:
Real estate sales and financing(3)	$83	$81
Resort operations and club management(3)	51	46

Segment Adjusted EBITDA	134	127
Less:
License fee expense	20	19
General and administrative (4)	20	12

Adjusted EBITDA(1)	$94	$96

Adjusted EBITDA margin %	23.6%	25.9%
EBITDA margin %	22.6%	24.6%

(1)	Reflects revised definition of EBITDA.
(2)	For the three months ended March 31, 2017, amount represents $1 million of costs associated with the spin-off transaction.
(3)	Includes intersegment eliminations and other adjustments.
(4)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

($ in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2017	2016

Contract sales	$287	$262
Tour flow	72,405	70,988
VPG	$3,737	$3,457

Owned contract sales mix	39.7%	38.9%
Fee-for-service contract sales mix	60.3%	61.1%

Sales of VOIs, net	$118	$115
Adjustments:
Fee-for-service sales(1)	173	160
Loan loss provision	11	10
Reportability and other(2)	(15)	(23)

Contract sales	$287	$262

Sales of VOIs, net	$118	$115
Sales, marketing, brand and other fees	130	118
Less:
Marketing revenue and other fees	32	27

Sales revenue	216	206

Less:
Cost of VOI sales	33	38
Sales and marketing expense, net(3)	122	107

Real estate margin	$61	$61

Real estate margin percentage	28.2%	29.6%

(1)	Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)	Includes adjustments for revenue recognition, including percentage-of-completion deferrals and amount in rescission, and sales incentives, as well as adjustments related to granting credit to customers for their existing ownership when upgrading into fee-for-service projects.
(3)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

($ in millions)

	Three Months Ended March 31,
	2017	2016
Interest income	$32	$30
Other financing revenue	3	2

Financing revenue	35	32

Consumer financing interest expense	4	3
Other financing expense	6	5

Financing expense	10	8

Financing margin	$25	$24

Financing margin percentage	71.4%	75.0%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

($ in millions, except for Members and Net Owner Growth)

	Three Months Ended March 31,
	2017	2016
Members	272,869	254,590
Net Owner Growth (NOG)(1)	18,279	19,782
Net Owner Growth % (NOG%)	7.2%	8.4%

Club management revenue	$21	$18
Resort management revenue	15	13

Resort and club management revenues	36	31

Club management expense	5	5
Resort management expense	5	3

Resort and club management expenses	10	8

Resort and club management margin	$26	$23

Resort and club management margin percentage	72.2%	74.2%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

($ in millions)

	Three Months Ended March 31,
	2017	2016
Rental revenues	$41	$39
Ancillary services revenues	5	6

Rental and ancillary services revenues	46	45

Rental expenses	23	21
Ancillary services expense	4	5

Rental and ancillary services expenses	27	26

Rental and ancillary services margin	$19	$19

Rental and ancillary services margin percentage	41.3%	42.2%

HILTON GRAND VACATIONS INC.

REAL ESTATE AND FINANCING SEGMENT ADJUSTED EBITDA

($ in millions)

	Three Months Ended March 31,
	2017	2016
Sales of VOIs, net	$118	$115
Sales, marketing, brand and other fees	130	118
Financing	35	32
HOA services	—	1

Real estate sales and financing segment revenues	283	266

Cost of VOI sales	(33)	(38)
Sales and marketing	(152)	(135)
Financing	(10)	(8)
Marketing package sales	(6)	(5)
Share-based compensation	1	1

Real estate sales and financing segment adjusted EBITDA(1)	$83	$81

Real estate sales and financing segment adjusted EBITDA margin	29.3%	30.5%

(1)	Reflects revised definition of EBITDA.

HILTON GRAND VACATIONS INC.

RESORT AND CLUB SEGMENT ADJUSTED EBITDA

($ in millions)

	Three Months Ended March 31,
	2017	2016
Rental and ancillary services	$46	$45
Resort and club management	36	31
Marketing package sales	6	5

Resort and club management segment revenue	88	81

Club and resort management	(10)	(8)
Rental and ancillary services	(27)	(26)
HOA services	—	(1)

Resort and club segment adjusted EBITDA(1)	$51	$46

Resort and club segment adjusted EBITDA margin	58.0%	56.8%

(1)	Reflects revised definition of EBITDA.

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

($ in millions)

	2017 Low Case	2017 High Case
Contract Sales	5%	7%
Fee-for-service as % of contract sales	52%	57%

Net Income	$170	$186
Interest expense	27	27
Income tax expense	121	132
Depreciation and amortization	27	27

EBITDA(1)	$345	$372
Add:
Share-based compensation expense	16	14
Other adjustment items	11	11

Adjusted EBITDA(1)	$372	$397

Earnings per share:
Basic and diluted	$1.72	$1.88

Cash flow from operating activities(2)	$190	$205
Non-inventory capex	(50)	(45)

Free Cash Flow	$140	$160

(1)	Reflects revised definition of EBITDA.
(2)	Includes share-based compensation.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense, a provision for income taxes and depreciation and amortization. During the first quarter of 2017, we revised our definition of EBITDA to exclude the adjustment of interest expense relating to our non-recourse debt as a reconciling item to arrive at net income (loss) in order to conform to the presentation of the timeshare industry following the consummation of the spin-off from Hilton. The revised definition was applied to prior period(s) to conform with current presentation. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

(i)	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

(ii)	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Capital efficiency ratio represents the ratio of cost of VOI sales to VOI inventory spend, including fee-for-service upgrades. HGV considers this to be an important operating measure because capital efficiency allows HGV to reduce inventory investment requirements while continuing to generate growth in revenues and cash flows.

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities adjusted for share based compensation, less non-inventory capital spending.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.